UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Precision BioSciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 314-5512

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2024, Precision BioSciences, Inc. (the “Company”) entered into new employment agreements with each of: Michael Amoroso, the Company’s President and Chief Executive Officer; Alex Kelly, the Company’s Chief Financial Officer; Dario Scimeca, the Company’s General Counsel and Secretary; and Jeff Smith, the Company’s Chief Research Officer. The employment agreements are similar to their prior employment agreements, except that they will reflect current annual base salary and target bonus amounts and increased severance and benefit amounts payable in connection with a termination without “cause” or resignation for “good reason” (each, as defined in the respective employment agreements). In connection with either such a termination, subject to the timely execution of a release of claims and continued compliance with obligations under proprietary information agreements, the foregoing executive officers are entitled to receive severance composed of: 12 months of the executive’s then-base salary (18 months for Mr. Amoroso); one times the executive’s bonus at the target payout level (one and a half times the target bonus for Mr. Amoroso); 12 months of COBRA employee premiums (18 months for Mr. Amoroso); accelerated vesting of the executive’s then-unvested time-based equity grants that would have vested within the 13 months following the date of termination (25 months for Mr. Amoroso); and a one-year post-termination exercise period for the executive’s then-outstanding options (two years for Mr. Amoroso if the termination occurs within two years of the date of his employment agreement). If, however, such a termination occurs within the three-month period prior to, or 12-month period following, a “change in control” (as defined in the employment agreement and, with respect to Mr. Amoroso, within two years of the date of his employment agreement), in lieu of the foregoing severance, each such executive officer is entitled to receive: 18 months of the executive’s then-base salary (24 months for Mr. Amoroso); the executive’s bonus at one and a half times the target payout level (two times target bonus for Mr. Amoroso); 18 months of COBRA employee premiums; accelerated vesting of then-unvested time-based equity grants; and a one year post-termination exercise period for options that are assumed in the change in control (two years for Mr. Amoroso).

The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the full text of such employment agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated January 22, 2024, by and between Michael Amoroso and Precision BioSciences, Inc.

10.2	Executive Employment Agreement, dated January 22, 2024, by and between Alex Kelly and Precision BioSciences, Inc.

10.3	Executive Employment Agreement, dated January 22, 2024, by and between Dario Scimeca and Precision BioSciences, Inc.

10.4	Executive Employment Agreement, dated January 22, 2024, by and between Jeff Smith and Precision BioSciences, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date:	January 23, 2024	By:	/s/ Dario Scimeca
Dario Scimeca General Counsel